Exhibit (a)20

PRIVATE & CONFIDENTIAL

October 26, 2018

You are receiving this letter because you have been selected as a member of a limited group of AmTrust Financial Services, Inc. (“AmTrust”) employees who are eligible to elect to “rollover” all or a portion of your shares of AmTrust common stock (“Shares”) and your RSUs (as defined below) into equity interests of Evergreen Parent, L.P., a Delaware limited partnership (“Parent”) at the closing of the going private transaction (the “Closing”).

Please read this letter carefully, along with the Rollover Term Sheet, the drafts of the Amended and Restated Limited Partnership Agreement of Evergreen Parent, L.P. (“LPA”) and the Amended and Restated Limited Liability Company Agreement of Evergreen Parent GP, LLC (“LLCA”, together with the LPA, the “governing documents”), including the term sheet summaries of the governing documents, and the other exhibits. While the governing documents are still being negotiated with the other strategic investors, any changes to the terms affecting the management holders will not be materially adverse to such holders.

In order to rollover your Shares and/or RSUs, you will need to complete and return the forms listed on the Rollover Document Checklist to EmployeeRollover@amtrustgroup.com by no later than November 1, 2018. If you have any questions, please contact EmployeeRollover@amtrustgroup.com. Forms attached:

1.	Rollover Document Checklist (Exhibit A)

2.	Accredited Investor Questionnaire (Exhibit B)

3.	RSU Rollover Election Form and Award Amendment (Exhibit C)

4.	Share Rollover Election Form (Exhibit D-1)

5.	Instructions for the Delivery of Shares and Form W-9 (Exhibit D-2)

6.	Rollover Agreement (Exhibit E-1)

7.	Rollover Term Sheet (Exhibit E-2)

8.	LPA (Exhibit F-1)

9.	LLCA (Exhibit F-2)

Please note neither Parent nor AmTrust is making any recommendation regarding participation in any offering. This memorandum is not an offer to sell any securities, including the Class A Units, and neither Parent nor AmTrust is soliciting offers to buy any securities, including the Class A Units pursuant to this memorandum. Parent may, in its sole discretion, for any reason or for no reason, decide to limit this opportunity to specified individuals, or cancel it altogether.

Note that federal and state securities laws allow the private placement of securities to “accredited investors,” a statutory designation granted to individuals based on income or net worth. You must be an accredited investor to participate in this rollover opportunity.

This information is highly confidential and we have not extended this opportunity to all of our employees. Given the exclusivity of this offer, please do not discuss this investment opportunity with anyone other than your legal, financial and tax advisors, and members of your immediate family. Also, please note that this opportunity is personal to you and you may not offer it to any other person.

We urge you to consult your own tax and financial advisors with respect to the tax and other consequences of making any of the elections described in this letter and the enclosed election form.

Barry Zyskind

President and CEO

PRIVATE & CONFIDENTIAL

EXHIBIT A

Rollover Document Checklist

In order for you to rollover your AmTrust shares and RSUs into Class A units, by November 1, 2018, you need to deliver to EmployeeRollover@amtrustgroup.com signed copies of the following executed documents:

☐	Accredited Investor Questionnaire

☐	RSU Rollover Election Form and Award Amendment

☐	Share Rollover Election Form

☐	Instructions DWAC/Brokerage Account for Shares, including Form W-9

☐	Signature Page to Rollover Agreement

☐	Signature Page to the Amended and Restated Limited Partnership Agreement of Evergreen Parent, L.P.

☐	Signature Page to the Amended and Restated Limited Liability Company Agreement of Evergreen Parent GP, LLC

PRIVATE & CONFIDENTIAL

EXHIBIT B

ACCREDITED INVESTOR STATUS

☐	1.	The Rollover Investor’s individual net worth, or joint net worth with the Rollover Investor’s spouse, exceeds $1,000,000.[1]

☐	2.	The Rollover Investor had individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of 2016 and 2017, and the Rollover Investor (or the Rollover Investor together with his or her spouse) have a reasonable expectation of reaching the same income level in 2018.

☐	3.	The Rollover Investor is either (a) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; (b) a broker or dealer registered pursuant to Section 15 of the Exchange Act, (c) an insurance company as defined in Section 2(a)(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act, (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within in the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors.

☐	4.	The Rollover Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	5.	The Rollover Investor is a corporation, or similar business trust, partnership, or an organization described in Section 501(c)(3) of the Code not formed for the specific purpose of acquiring the Rollover Shares, with total assets in excess of $5,000,000.

☐	6.	The Rollover Investor is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act.

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For purposes of computing net worth, the value of a primary residence should be excluded as an asset and any indebtedness that is secured by the primary residence (up to the estimated fair market value of the primary residence) should be excluded as a liability. If the amount of indebtedness secured by the primary residence at the time of the issuance of securities exceeds the amount outstanding 60 days prior to that date, such excess indebtedness should be included as a liability. If the amount of indebtedness secured by the primary residence exceeds the estimated fair market value of the home, such excess indebtedness should be included as a liability.

PRIVATE & CONFIDENTIAL

☐	7.	The Rollover Investor is an entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item.)

Rollover Investor:

Signature

Print Name

Dated: , 2018

PRIVATE & CONFIDENTIAL

EXHIBIT C

RSU ROLLOVER ELECTION FORM AND AWARD AMENDMENT

The Participant named below may choose to “rollover” all, a portion (but not less than 50%) or none of his or her AmTrust Financial Services, Inc. (“AmTrust”) restricted stock units (“RSUs”) into equity interests of Evergreen Parent, L.P. (“Parent”), subject to the limitations and restrictions set out in this Election Form and the AmTrust 2010 Omnibus Incentive Plan, as amended (the “Plan”).

Participant: [NAME]

Outstanding Restricted Stock Units (“RSUs”):

Grant Date	Number of RSUs
[DATE], 2015	[#]RSUs
[DATE], 2016	[#]RSUs
[DATE], 2017	[#]RSUs
[DATE], 2018	[#]RSUs

You currently have a total of [TOTAL#] RSUs and you must elect to rollover at least [50%#] RSUs to participate.

Please elect either Option #1 (Rollover) or Option #2 (No Rollover):

Option #1 – Rollover: ____ (check to elect and circle “Yes” or “No” for each Grant Date in the table below)

The undersigned Participant hereby elects to rollover                                          of his or her RSUs, as indicated in the table below. To elect this Option #1, the Participant must elect to rollover a total of at least [50% #] RSUs; and for each Grant Date, the Participant must elect either to rollover, or not rollover, all of the RSUs granted on that date—no partial rollovers from a single grant date will be permitted.

Grant Date	Number of RSUs	Rollover? (circle “Yes” or “No” for each Grant Date)
[DATE], 2015	[#]RSUs	Yes	No
[DATE], 2016	[#]RSUs	Yes	No
[DATE], 2017	[#]RSUs	Yes	No
[DATE], 2018	[#]RSUs	Yes	No

Accordingly, all of the Participant’s elected RSUs will be converted into a right to receive non-voting common stock of AmTrust. Any such non-voting AmTrust common stock will be issued in accordance with the existing vesting schedule of the RSUs and subject to the satisfaction of the terms and conditions of the applicable RSU award agreement. Further, each share of non-voting AmTrust common stock issued to the Participant upon vesting of the RSUs may be exchanged for one Class A Unit of Parent, at the Participant’s election, but subject to terms and conditions established by AmTrust and/or Parent. If the Participant does not elect to make such an exchange within 30 days after delivery of the non-voting AmTrust common stock, AmTrust will have the right to repurchase each share of non-voting stock for $14.75 in cash.

PRIVATE & CONFIDENTIAL

Option #2 – No Rollover: ____ (check to elect)

The undersigned Participant hereby elects not to rollover any of the Participant’s RSUs. Accordingly, all of the Participant’s RSUs will be converted into the right to receive $14.75 in cash for each RSU, with such cash payment to be made in accordance with the existing vesting schedule of the RSUs and subject to the satisfaction of the terms and conditions of the applicable RSU award agreement and the Plan.

Participant Acknowledgments:

By making the election set out above, the undersigned Participant acknowledges and agrees as follows:

•	In order to complete the “rollover”, the undersigned must also complete, sign and/or deliver on a timely basis (1) the Accredited Investor Questionnaire and (2) the Rollover Agreement.

•

None of the securities described in this election form, including the non-voting common stock of AmTrust or the Class A Units of Parent that may be issued pursuant to a rollover election will be registered under federal or state securities laws. As such, there will not be a market for those securities if and when they are issued, and no such market may ever develop.

•

The non-voting common stock of AmTrust and the Class A Units of Parent that may be issued pursuant to a rollover election may be subject to rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the companies may determine from time-to-time.

•

The terms and conditions of the Participant’s RSU award agreements and the Plan, including the applicable vesting schedules, restrictive covenants and recapture provisions, will continue to apply, with only such modifications as AmTrust deems necessary to take into account the effects of the Merger and to give effect to the Participant’s rollover election. This Election Form, as signed by Participant constitutes an amendment to the Participant’s RSU award agreements in accordance with the foregoing.

•	The Participant agrees to provide such information and execute such other documents as may be required by AmTrust and/or Parent in order to effectuate the transactions described herein.

•

AmTrust and its affiliates will have the right to withhold, or require the Participant to make a payment to satisfy, any tax withholding that may be required as a result of a rollover election and the payment of any cash or delivery of equity securities to the Participant as provided herein.

•

The Participant has been urged to consult his or her own tax and financial advisors with respect to the tax and other consequences of making any of the elections described in this enclosed election form.

Please sign and date this election form and return it to EmployeeRollover@amtrustgroup.com by no later than November 1, 2018. If Participant fails to timely return the election form, or if the Participant’s election fails to comply in any respect with the rules set out in this Election Form and the cover letter, the Participant will be deemed to have elected not to rollover any of his or her RSUs.

PARTICIPANT:

Signature:

Print Name:

Date:

PRIVATE & CONFIDENTIAL

EXHIBIT D-1

SHARE ROLLOVER ELECTION FORM

The undersigned may choose to “rollover” all, a portion (but (i) not less than a minimum of 2,000 shares and (ii) at least 50% of the undersigned’s total shares held), or none of his or her shares of AmTrust Financial Services, Inc. (“AmTrust”) common stock (“Shares”), subject to the limitations and restrictions set forth in the Rollover Agreement (the “Rollover Agreement”).

Option #1 –Rollover: ____ (check to elect)

The undersigned is the holder of                      Shares and hereby elects to rollover                      Shares (which is both (i) more than 2,000 Shares and (ii) at least 50% of the undersigned’s total Shares), which will be exchange on a one-for-one basis into Class A Units of the Evergreen Parent, L.P. (“Parent”) at the closing of the going private transaction.

Option #2 – No Rollover: ____ (check to elect)

The undersigned hereby elects not to rollover any of his or her Shares. Accordingly, all of the undersigned Shares will be treated in accordance with the terms of that certain Merger Agreement, by and among Parent, Evergreen Merger Sub, Inc. and AmTrust, dated as of March 1, 2018 and as amended from time to time.

Acknowledgments:

By making the election set out above, the undersigned acknowledges and agrees as follows:

•

In order to complete the “rollover”, the undersigned must also complete, sign and/or deliver on a timely basis (1) the Accredited Investor Questionnaire, (2) the Rollover Agreement and (3) the Instructions for Delivery of Shares and Form W-9 (which must be submitted to the transfer agent).

•

None of the Class A Units of Parent that may be issued pursuant to a rollover election will be registered under federal or state securities laws. As such, there will not be a market for those securities if and when they are issued, and no such market may ever develop.

•

The Class A Units of Parent that may be issued pursuant to a rollover election may be subject to rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the companies may determine from time-to-time.

•	The undersigned agrees to provide such information and execute such other documents as may be required by AmTrust and/or Parent in order to effectuate the transactions described herein.

•

The undersigned has been urged to consult his or her own tax and financial advisors with respect to the tax and other consequences of making any of the elections described in this enclosed election form.

Please sign and date this election form and return it to EmployeeRollover@amtrustgroup.com by no later than November 1, 2018. If the undersigned fails to comply in any respect with the rules set out in this Election Form and the attached cover letter, the undersigned will be deemed to have elected not to rollover any of his or her Shares.

Signature:

Print Name:

Date:

PRIVATE & CONFIDENTIAL

EXHIBIT D-2

INSTRUCTIONS FOR DELIVERY OF SHARES

Rollover Stockholders with Shares in a Brokerage Account

NOTE: process must be completed by November 1, 2018

1.

Contact your broker(s) and instruct them to do a DWAC Withdrawal of all AFSI shares you are rolling over into American Stock Transfer & Trust Company. When the broker sends the shares to American Stock Transfer & Trust Company, they need to reference the stockholder name (please be specific if you hold shares in names other than your name, e.g., trust accounts, children’s names, etc.).

2.	If you do not have a pre-existing account at American Stock Transfer & Trust Company, complete a Form W-9 form (see attached) and email to EmployeeRollover@amtrustgroup.com as soon as possible.

If the broker has questions on the DWAC process, they can contact American Stock Transfer & Trust Company using the following contact information:

ANNA FRENKEL

Relationship & Funding Manager

Corporate Actions

6201 15th Avenue | Brooklyn, NY 11219

T: 718.921.8287 C: 347.534.8852

E: afrenkel@astfinancial.com

Rollover Stockholders with Shares in a Solium Shareworks Account

NOTE: process must be completed by November 1, 2018

1.

Send an email to EmployeeRollover@amtrustgroup.com to confirm the number of shares you want transferred from your Shareworks account to American Stock Transfer & Trust Company for rollover and to instruct her to work with Solium to transfer those shares on your behalf.

2.	If you do not have a pre-existing account at American Stock Transfer & Trust Company, complete a Form W-9 form (see attached) and send to EmployeeRollover@amtrustgroup.com as soon as possible.

PRIVATE & CONFIDENTIAL

[ATTACH FORM W-9]

PRIVATE & CONFIDENTIAL

EXHIBIT E-1

ROLLOVER AGREEMENT

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH SECURITIES IS ALSO

RESTRICTED BY THE TERMS OF THIS AGREEMENT.

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of                         , 2018 by and between Evergreen Parent, L.P., a Delaware limited partnership (“Parent”), and the parties set forth on Schedule I hereto (the “Rollover Investors”). Parent and the Rollover Investors are sometimes individually referred to herein as a “Party” and collectively as the

“Parties.”

W I T N E S S E T H:

WHEREAS, Parent, Evergreen Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AmTrust Financial Services, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 1, 2018, pursuant to which Merger Sub will merge with and into the Company and the Company will survive such merger as a wholly owned subsidiary of Parent on the terms and conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, as of the date hereof, each Rollover Investor has the power to cause the voting and disposition of the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) set forth opposite such Rollover Investor’s name on Schedule I hereto (the “Rollover Shares”);

WHEREAS, as of the date hereof, each Rollover Investor is the beneficial owner of the Company RSUs set forth opposite such Rollover Investor’s name on Schedule I hereto (the “Rollover RSUs”);

WHEREAS, each Rollover Investor desires to effect the Rollover (as defined below) as described herein; and

WHEREAS, the exchange of Rollover Shares for Parent Interests (as defined below) is intended to qualify as a tax-free exchange pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, as a material inducement of Parent to consummate (and to cause Merger Sub to consummate) the Merger in accordance with the terms and conditions of the Merger Agreement and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.01 Definitions. Capitalized terms used but not herein defined shall have the meanings ascribed to them in the Merger Agreement.

Section 1.02 Interpretations.

(a) The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such term.

(c) References to “$” or “dollars” shall refer to U.S. dollars unless specified otherwise.

(d) References herein to a specific Section or Exhibit shall refer, respectively, to Sections or Exhibits of this Agreement.

(e) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(f) References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and as in effect from time to time, and also to all rules and regulations promulgated thereunder unless such reference is to a Law in existence as of a specified date.

(g) References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof.

(h) References herein to any Person are also to its permitted successors and assigns.

(i) The sections and headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

(j) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

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(k) References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.”

(l) The terms “or,” “any” and “either” shall not be exclusive.

(m) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(n) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

ARTICLE II

ROLLOVER

Section 2.01 Rollover. Subject to the terms and conditions set forth in Section 3.01:

(a) Immediately prior to the Closing, each Rollover Investor hereby irrevocably agrees to contribute or cause to be contributed to Parent, free and clear of all Liens (other than any Liens created or expressly permitted by Parent or arising by reason of the Merger Agreement or this Agreement), the Rollover Shares attributable to such Rollover Investor set forth on Schedule I hereto, and, with respect to such Rollover Shares represented by a stock certificate, shall deliver to Parent certificate(s) or other evidence representing such Rollover Shares, endorsed in blank (or together with duly executed stock powers), and with respect to Rollover Shares not represented by a stock certificate, evidence representing transfer of the Rollover Shares to Parent, in each case in form and substance reasonably satisfactory to Parent and any other documents and instruments as reasonably may be necessary or appropriate to vest in Parent good and marketable title in and to such Rollover Shares. In exchange for (and conditioned upon) such Rollover Investor’s contribution of Rollover Shares to Parent, Parent shall issue or cause the issuance to such Rollover Investor, free and clear of all Liens (other than Liens created by such Rollover Investor or pursuant to an agreement between such Rollover Investor and Parent) an equal number of Class A limited partnership interests of Parent (the “Parent Interests”).

(b) Upon the Closing, each Rollover Investor and Parent hereby irrevocably agree that, notwithstanding anything to the contrary in the Merger Agreement, each Rollover RSU attributable to such Rollover Investor set forth on Schedule I hereto shall, without any action by Parent, Merger Sub, the Company or the Rollover Investor, be canceled, extinguished and converted into the right to receive within 15 Business Days after the date such Company RSU would have vested (subject to the vesting conditions of such Company RSU), a number of shares of non-voting common stock of the Surviving Corporation equal to the total number of shares of Common Stock underlying such Company RSU (such non-voting common stock, the “AFSI Stock” and, together with the Parent Interests and the rights of the Rollover Investor described in this Section 2.01(a), the “Securities”).

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(c) For purposes hereof, the transactions described in this Section 2.01 are collectively referred to herein as the “Rollover.”

Section 2.02 Legends, etc. All certificates (if any) representing Parent Interests issued by Parent to the Rollover Investors at the Effective Time shall be endorsed with the following legend:

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE INTERESTS MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER OF THE INTERESTS AND THE HOLDER.

ARTICLE III

CONDITIONS TO ROLLOVER

Section 3.01 Conditions to Rollover.

(a) Conditions to Obligations of Parent and the Rollover Investor. Each Party’s obligation to effect the Rollover is subject to, and conditioned upon the contemporaneous consummation of the Closing pursuant to Section 2.03 of the Merger Agreement.

(b) Conditions to Obligations of Parent. Parent’s obligation to effect the Rollover is subject to, and conditioned upon (i) the representations and warranties of the Rollover Investor contained in this Agreement being true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such date and (ii) the Rollover Investor having performed in all material respects all of his, her, or its obligations hereunder required to be performed by him, her, or it on or prior to the Closing Date.

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(c) Conditions to Obligations of the Rollover Investor. The Rollover Investor’s obligation to effect the Rollover is subject to, and conditioned upon (i) the representations and warranties of Parent contained in this Agreement being true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such date and (ii) Parent having performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ROLLOVER INVESTORS

Each Rollover Investor severally hereby represents and warrants to Parent as follows:

Section 4.01 Organization and Qualification. For each such Rollover Investor that is not a natural person, such Rollover Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 4.02 Authorization.

(a) For each such Rollover Investor that is not a natural person, such Rollover Investor has all requisite power and authority and has taken all action necessary in order to execute and deliver, and perform its obligations under, this Agreement, and to consummate the transactions contemplated by this Agreement and no other approval is required by such Rollover Investor to fulfill its obligations under this Agreement.

(b) This Agreement has been duly and validly executed, and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the valid and binding obligation of such Rollover Investor, enforceable against it in accordance with its terms, except as may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally or by general equitable principles.

Section 4.03 Consents.

(a) Other than any filing with the SEC as required by Section 16(a) of the Exchange Act, no consent, approval, qualification, order or authorization of, or filing with, any Governmental Entity is required in connection with the valid execution, delivery or performance of this Agreement by such Rollover Investor.

(b) The execution, delivery and performance by such Rollover Investor of this Agreement does not and will not (i) if such Rollover Investor is not a natural person, violate the organizational documents of such Rollover Investor, (ii) subject to the receipt of consents and approvals of Governmental Entities contemplated by the Merger Agreement, violate any applicable law or order to which such Rollover Investor or any of its assets are subject or (iii) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any right or obligation under any Contract or otherwise of such Rollover Investor.

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Section 4.04 Investment Intention; Securities Laws. Such Rollover Investor (a) understands and has taken cognizance of all the risk factors related to the investment in the Securities, (b) has been granted the opportunity to ask questions and receive answers concerning the terms and conditions of the investment in the Securities and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished, and (c) has relied solely upon (i) the representations set forth in this Agreement and (ii) its own independent investigations or investigations conducted by its own independent advisers in connection with the accuracy or sufficiency of such information or its investment decision. Such Rollover Investor acknowledges that the investment in the Securities is intended to be exempt from registration by virtue of Section 4(a)(2) of the Securities Act. Such Rollover Investor has the financial ability to afford a complete loss of its investment in the Securities. Such Rollover Investor is acquiring the Securities solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Act, and such Rollover Investor understands that such Securities may not be disposed of by such Rollover Investor in contravention of the Securities Act, or any applicable state securities laws.

Section 4.05 Accredited Investor. Such Rollover Investor is an “accredited investor,” as such term is defined in Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities and has completed Exhibit A hereto as to the Rollover Investor’s status as an “accredited investor” (and such information is true, correct, and complete).

Section 4.06 No Registration. Such Rollover Investor understands that the Securities are being issued without registration under the Securities Act, under the securities laws of any U.S. state (the “State Acts”) or under the securities laws or laws of similar import of any other country or jurisdiction, in reliance upon exemptions provided by the Securities Act, the State Acts and such other securities laws or laws of similar import, and the regulations promulgated thereunder.

Section 4.07 Advisers. Such Rollover Investor has carefully considered and has, to the extent it believes such discussion necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Securities in light of such Rollover Investor’s particular tax, financial and other situation, and has determined that the Securities being acquired by such Rollover Investor hereunder are a suitable investment for such Rollover Investor.

Section 4.01 Rollover Shares. Such Rollover Investor has the power to cause the voting and disposition of the Rollover Shares set forth opposite such Rollover Investor’s name on Schedule I hereto and is the beneficial owner of the Company RSUs set forth opposite such Rollover Investor’s name on Schedule I hereto. Upon the consummation of the contribution transactions contemplated by this Agreement and subject to the consummation of the Merger, Parent will acquire the Rollover Shares attributable to such Rollover Investor free and clear of all Liens (other than any Liens created or expressly permitted by Parent or arising by reason of the Merger Agreement or this Agreement).

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Section 4.01 No Employee/Employer Relationship. None of this Agreement (or any term or provision hereof), the issuance of the Securities, or any other transaction comprising the Rollover creates any employee/employer relationship or other similar relationship between Parent, the Company or any of their respective Subsidiaries or any of Parent’s or Parent’s Affiliates, on the one hand, and such Rollover Investor, on the other hand.

Section 4.02 Tax Matters. Such Rollover Investor has not obtained, nor will such Rollover Investor transfer or assign, any of the Parent Interests such Rollover Investor receives (or any interest therein), or cause any such Parent Interests (or any interest therein) to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, or a “secondary market” or the substantial equivalent thereof, within the meaning of Section 7704(b)(2) of the Code, including an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PARENT

Parent hereby represents and warrants to each Rollover Investor as follows:

Section 5.01 Organization. Parent is duly organized, validly existing and in good standing under Delaware Law.

Section 5.02 Authorization.

(a) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(b) This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by such Rollover Investor, constitutes the valid and binding obligation of Parent, enforceable by such Rollover Investor against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally or by general equitable principles.

Section 5.03 Authorization of Limited Partnership Interests. The Securities, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all Liens, other than as applicable to the Securities or the holders thereof under applicable federal and state securities laws.

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ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01 Agreements of Rollover Investors.

(a) Each Rollover Investor hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action that would restrict or interfere with such Rollover Investor’s obligations pursuant to this Agreement.

(b) The Rollover Investor hereby acknowledges and agrees that, in lieu of receiving consideration for Company Shares and Company RSUs as provided in the Merger Agreement, the Rollover Investor is only entitled to receive the Securities set forth herein, subject to the terms and conditions described herein, and the compliance by the Parent with this Agreement will completely discharge any obligations of Parent and its Affiliates with respect to such Company Shares and Company RSUs.

Section 6.02 Transfer Restrictions. Other than as contemplated by Section 2.01, each Rollover Investor shall not, directly or indirectly, offer, sell, transfer, pledge, hypothecate, assign or otherwise dispose of (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of the Rollover Shares or Rollover RSUs attributable to such Rollover Investor set forth on Schedule I hereto (or any other equity interests, options, warrants, calls, subscriptions or other rights in any such Rollover Shares or Rollover RSUs) to any Person.

Section 6.03 Stock Dividends, After-Acquired Shares, etc. If between the date of this Agreement and the Effective Time the issued and outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Rollover Shares” and “Rollover RSUs” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 6.04 Waiver of Appraisal Rights. Each Investor hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger that such Investor may have under Delaware Law.

Section 6.05 Disclosure. Each Rollover Investor hereby acknowledges that Parent may publish and disclose in any announcement or disclosure required by the SEC and filings with any Governmental Entity, including Insurance Regulators, whose consent, approval, authorization or waiver is required to consummate the Merger, such Rollover Investor’s identity and ownership of the Rollover Shares and the nature of such Rollover Investor’s obligations under this Agreement.

Section 6.06 No Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Rollover Investor solely in its capacity as a stockholder of the Company and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of any Rollover Investor from

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taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.

Section 6.07 Governance Agreements. In connection with the transactions contemplated by this Agreement and the Merger Agreement, concurrently with the Rollover, the Rollover Investors shall enter into the governance agreements of Parent and its general partner, as applicable, each in the form substantially provided to the Rollover Investors.

Section 6.08 Exchange Right; Call Option.

(a) Exchange Right. If a Rollover Investor receives any AFSI Stock and concurrent with such receipt Rollover Investor receives notice of the Exchange Right (defined below), such Rollover Investor shall have the right and option (the “Exchange Right”), exercisable upon written notice (the “Exchange Notice”) to Parent at any time during the thirty (30) day period following the receipt of such AFSI Stock (the “Exchange Exercise Period”) stating that the Rollover Investor is exercising the Exchange Right, to contribute to Parent, and to cause Parent to accept the contribution of the AFSI Stock held by the Rollover Investor in exchange for an equal number of Parent Interests. If the Rollover Investor fails to deliver an Exchange Notice during the Exchange Exercise Period, the Rollover Investor shall have forfeited the Exchange Right (the “Exchange Right Termination”).

(b) Call Option. Conditioned upon and following the occurrence of the Exchange Right Termination, Parent shall have the right and option (the “Call Option”), exercisable upon written notice (the “Call Notice”) to the Rollover Investor at any time stating that Parent is exercising the Call Option to cause the Rollover Investor to sell to AFSI, and Parent shall cause AFSI to purchase, the AFSI Stock held by the Rollover Investor in exchange for a price per share of AFSI Stock equal to $14.75 (the “Call Consideration”).

(c) Irrevocability of Exchange Notice and Call Notice. The delivery of an Exchange Notice by the Rollover Investor or a Call Notice by Parent shall irrevocably commit the Rollover Investor and Parent to the contribution or sale of the Rollover Investor’s AFSI Stock, subject to the terms and provisions of this Agreement. Upon the receipt of an Exchange Notice, Parent and/or its designees shall, without any further action, be deemed to have acquired from Parent, all of such Rollover Investor’s right, title and interest in its AFSI Stock, and the Rollover Investor shall, without any further action, be deemed to have, contributed, transferred, conveyed, assigned and delivered to Parent and/or its designees all of such Rollover Investor’s right, title and interest in its AFSI Stock, in exchange for an equal number of Parent Interests. Upon delivery of the Call Notice, the Rollover Investor shall, upon payment of, or proffering for payment of, the Call Consideration by Parent, without any further action, be deemed to have transferred, conveyed, assigned and delivered to Parent and/or its designees all of such Rollover Investor’s right, title and interest in its AFSI Stock, and Parent and/or its designees shall, without any further action, be deemed to have accepted such transfer and acquired from the Rollover Investor, all of such Rollover Investor’s right, title and interest in its AFSI Stock. The obligations of the Parties pursuant to this Section 6.08 are subject to applicable Law and the delivery of any documents reasonably requested by Parent.

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ARTICLE VII

REASONABLE BEST EFFORTS

Section 7.01 Reasonable Best Efforts.

(a) In accordance with applicable Law, each Rollover Investor shall, and shall cause its Affiliates to, use its reasonable best efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Merger Agreement as promptly as practicable and (ii) to make or obtain, as applicable (and to cooperate with the other Parties to make or obtain, as applicable), any consents, approvals, authorizations, waivers, permits, filings and notifications of any Governmental Entity necessary, proper or advisable to be made or obtained, as applicable, in connection with the transactions contemplated by this Agreement and the Merger Agreement.

(b) Each of the Rollover Investors agrees that it shall cooperate with Parent with respect to the obtaining of all consents, approvals, authorizations or waivers of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, with respect to the matters covered in this Section 7.01(c), the Parties agree that Parent shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any consents, approvals, authorizations or waivers of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including determining the strategy for contesting, litigating or otherwise responding to objections to, or Actions challenging, the consummation of the transactions contemplated by this Agreement. The Rollover Investors shall not permit any of their respective Representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any proposed settlement, consent decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Parent.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement will terminate automatically and immediately upon the valid termination of the Merger Agreement in accordance with its terms.

Section 8.02 Effect of Termination. If this Agreement is terminated as provided in Section 8.01, this Agreement will become null and void and of no further force or effect whatsoever without liability on the part of any Party hereto, and all rights and obligations of any Party hereto shall cease (except that the provisions of this Section 8.02 and Article IX will survive any termination of this Agreement); provided, that nothing in this Agreement will relieve any Party from any liability resulting from its Willful Breach of this Agreement.

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Applicable Law; Jurisdiction; Specific Performance.

(a) This Agreement will be governed by the Delaware Law without regard to the conflicts of law principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding and agree that service of process in any such action or proceeding shall be effective if given in accordance with Section 9.02 or any other manner permitted by applicable Law.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH ACTION. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.01(B).

(c) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity.

Section 9.02 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if delivered in person, on the day of such delivery; (b) if by facsimile, on the day on which such facsimile was sent; provided, that receipt is personally confirmed by telephone; (c) if by electronic mail, on the day on which such electronic mail was sent; (d) if by certified or registered mail (return receipt requested), on the fifth Business Day after the mailing thereof; or (e) if by reputable overnight delivery service, on the second Business Day after the sending thereof:

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If to Parent:
Evergreen Parent, L.P.
c/o AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd Floor
New York, NY 10038
Attention:	Barry Zyskind
Email:	barry.zyskind@amtrustgroup.com

with a copy (which shall not constitute notice) to:

Trident Pine Acquisition LP
c/o Stone Point GP Ltd.
20 Horseneck Lane
Greenwich, CT 06830
Attention:	David Wermuth
Facsimile:	(203) 625-8357
Email:	dwermuth@stonepoint.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:	Todd E. Freed
Jon A. Hlafter
Facsimile:	(212) 735-2000
Email:	todd.freed@skadden.com
jon.hlafter@skadden.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Ross A. Fieldston
Adam M. Givertz
Facsimile:	(212) 757-3990
Email:	rfieldston@paulweiss.com
agivertz@paulweiss.com

If to a Rollover Investor:

At the address of such Rollover Investor set forth on Schedule 1 hereto.

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Section 9.03 Amendment; Entire Agreement. This Agreement may be amended with respect to any Rollover Investor only by an agreement in writing executed by the Parent and such Rollover Investor. This Agreement and the schedules and exhibits hereto and the Merger Agreement contain the entire understanding of the Parties with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

Section 9.04 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Rollover Investor (whether by operation of law or otherwise) without the prior written consent of Parent. In addition, the rights of Parent with respect to a Rollover Investor may not be assigned without such Rollover Investor’s prior written consent.

Section 9.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be considered one and the same agreement.

Section 9.01 Parties in Interest; Third Party Beneficiaries. This Agreement is for the sole benefit of and shall be binding upon Parent and the Rollover Investors and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent and the Rollover Investors any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 9.02 Further Assurances. The Rollover Investors shall, from time to time at the request of Parent, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

[Remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, Parent and the Rollover Investors have executed this Agreement as of the day and year first above written.

EVERGREEN PARENT, L.P.
By	Evergreen Parent GP, LLC
its general partner

By
Name:
Title:

[Signature Page to Rollover Agreement]

ROLLOVER INVESTOR

[Signature Page to Rollover Agreement]

SCHEDULE I

Rollover Investor	Rollover Shares	Rollover RSUs	Notice Address

[Schedule I to Rollover Agreement]

PRIVATE & CONFIDENTIAL

EXHIBIT A

ACCREDITED INVESTOR STATUS

☐	1.	The Rollover Investor’s individual net worth, or joint net worth with the Rollover Investor’s spouse, exceeds $1,000,000.[2]

☐	2.	The Rollover Investor had individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of 2016 and 2017, and the Rollover Investor (or the Rollover Investor together with his or her spouse) have a reasonable expectation of reaching the same income level in 2018.

☐	3.	The Rollover Investor is either (a) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; (b) a broker or dealer registered pursuant to Section 15 of the Exchange Act, (c) an insurance company as defined in Section 2(a)(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act, (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within in the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, with investment decisions made solely by persons who are accredited investors.

☐	4.	The Rollover Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	5.	The Rollover Investor is a corporation, or similar business trust, partnership, or an organization described in Section 501(c)(3) of the Code not formed for the specific purpose of acquiring the Rollover Shares, with total assets in excess of $5,000,000.

[2]

For purposes of computing net worth, the value of a primary residence should be excluded as an asset and any indebtedness that is secured by the primary residence (up to the estimated fair market value of the primary residence) should be excluded as a liability. If the amount of indebtedness secured by the primary residence at the time of the issuance of securities exceeds the amount outstanding 60 days prior to that date, such excess indebtedness should be included as a liability. If the amount of indebtedness secured by the primary residence exceeds the estimated fair market value of the home, such excess indebtedness should be included as a liability.

☐	6.	The Rollover Investor is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act.

☐	7.	The Rollover Investor is an entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item.)

Signature
Print Name

Dated: , 2018

EXHIBIT E-2

ROLLOVER FOR AMTRUST EMPLOYEES

Illustrative Key Terms of the Rollover

General	Key employees of AmTrust Financial Services, Inc. (“AmTrust”) selected by Evergreen Parent, L.P., a Delaware limited partnership (“Parent”) will be offered the opportunity to roll shares of common stock of AmTrust into Parent in exchange for Class A units of Parent on a one-for-one basis on the closing date.

The Class A units of Parent will be held by Stone Point, Enstar, MDP and the K-Z Family in respect of a portion of the K-Z Family’s equity interests in Parent. The Class A units of Parent will be senior to the common units of Parent, which will be held by the K-Z Family in respect of the balance of their equity interest in Parent.

Such key employees will also be offered the opportunity to roll “restricted stock units” in the following manner: each existing RSU will continue to vest in accordance with its terms and upon vesting each RSU will be automatically cancelled and exchanged for one share of non-voting common stock of AmTrust, net of withholding. Such holder will be entitled to exchange each share of non-voting common stock of AmTrust for one Class A Unit of Parent. If not so exchanged within 30 days, AmTrust will have the right to repurchase each non-voting common stock of AmTrust for $14.75 in cash.

Termination of Employment/RSUs

•  Termination without Cause; Termination on Death or Disability: All unvested RSUs will immediately vest on a holder’s termination of employment without cause or on death or disability; provided, however, that any RSUs with performance vesting conditions shall first be subject to clawback as determined pursuant to the exiting RSU award agreement and the applicable vesting conditions.

•  Voluntary Termination; Termination for Cause; Breach of Restrictive Covenants: All unvested RSUs will be forfeited for no consideration on a holder’s voluntary termination of employment, termination for cause or breach of Restrictive Covenants.

Call Right and Put Rights in respect of Class A units

•  Call Right: Class A Units are subject to Parent’s call option within 180 days following a holder’s termination of employment for any reason or in the event of a breach of the Restrictive Covenants (i) if such termination or breach occurs during the twelve months immediately following the Closing (the “Initial Period”), at the greater of $14.75 per unit and the fair market value as of the date of termination, determined as if the Parent were to be liquidated, as determined by the GP in its good faith discretion on a quarterly basis (without regard to discounts for minority interests or lack of marketability) (“FMV”), or (ii) if such termination or breach occurs after the Initial Period, at FMV. The repurchase price shall be paid in cash.

•  Put Right: Class A Units are subject to holder’s put right following a holder’s termination of employment other than termination for cause. Holder may request within 180 days following such termination other than termination for cause that Parent (or its designee) purchase Holder’s Class A Units (i) if such termination occurs during the Initial Period, at the lesser of $14.75 or FMV, or (ii) if such termination occurs after the Initial Period, at FMV (in each case the calculation of FMV will be available to Holder prior to exercising put right). The repurchase price shall be paid in cash or, prior to a Change of Control, if the GP determines in good faith that paying cash would impair the liquidity or working capital needs of Parent or violate the terms of a material credit facility, then for a subordinated note, which shall accrue interest at the applicable Federal rate, which principal (together with any accrued and unpaid interest on such subordinated note) shall be paid by Parent no later than the earlier of (i) the time the conditions preventing such cash payment no longer exist, (ii) a sale of Parent and (iii) four (4) years from the repurchase date.

**	This term sheet is intended to be non-binding and no legally binding obligations will be created until definitive agreements are executed and delivered by the parties.

EXHIBIT F-1

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF

EVERGREEN PARENT, L.P.

EXHIBIT F-2

AMENDED AND RESTATED LIMITED LIABLITY COMPANY AGREEMENT OF

EVERGREEN PARENT GP, LLC